Exhibit 99.1

             Gladstone Commercial Announces Second Quarter Results

    MCLEAN, Va.--(BUSINESS WIRE)--Aug. 8, 2006--Gladstone Commercial
Corp.:

    -- Reports Net income available to common stockholders of $368,390 or $0.04 per diluted weighted average common share

    -- Reports Funds from Operations ("FFO") of approximately $2.4 million or $0.31 per diluted weighted average common share

    -- Acquired two properties for a total investment of approximately $22.1 million

    Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter ended June 30, 2006. A description of Funds from Operations, ("FFO") a relative non-GAAP ("Generally Accepted Accounting Principles in the United States") financial measure, is located at the end of this news release. All per share references are fully diluted weighted average common shares, unless otherwise noted.
    Net income available to common stockholders for the quarter ended June 30, 2006 was $368,390, or $0.04 per share, compared to $1,149,531, or $0.15 per share, for the same period one year ago. Net income available to common stockholders for the six months ended June 30, 2006 was $870,746, or $0.11 per share, compared to $1,684,715, or
$0.22 per share for the same period one year ago. Net income results when compared to the same period last year were affected by increased interest expense associated with the leveraging of our properties, coupled with the dividends the Company paid on its preferred stock. The Company also recognized a net unrealized loss from foreign currency transactions of approximately $212,000 and $199,000, or $0.03 per share, for the three and six months ended June 30, 2006, respectively. The unrealized loss was primarily a result of the valuation of the mortgage notes payable for the two Canadian properties, due to a decrease in the value of the U.S. dollar relative to the Canadian dollar by approximately 5% between April 1, 2006, and June 30, 2006. The Company sold both properties subsequent to the end of the quarter and the mortgage notes were assumed by the buyer; therefore, the Company will no longer recognize unrealized gains and losses from the valuation of the mortgage notes.
    FFO for the quarter ended June 30, 2006 was approximately $2.4 million, or $0.31 per share, compared to approximately $1.8 million, or $0.24 per share, for the same period one year ago. FFO for the six months ended June 30, 2006 was approximately $4.8 million or $0.61 per share, compared to approximately $2.9 million or $0.38 per share for the same period one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

                        For the     For the
                         three       three    For the six For the six
                         months      months      months      months
                       ended June  ended June  ended June  ended June
                        30, 2006    30, 2005    30, 2006    30, 2005
                       ----------- ----------- ----------- -----------

Net income               $852,765  $1,149,531  $1,699,565  $1,684,715
Add: Real estate
 depreciation and
 amortization,
 including discontinued
 operations             2,081,072     696,977   3,915,819   1,234,733
                       ----------- ----------- ----------- -----------
FFO                     2,933,837   1,846,508   5,615,384   2,919,448
Less: Dividends
 attributable to
 preferred stock         (484,375)          -    (828,819)          -
                       ----------- ----------- ----------- -----------
FFO available to common
 stockholders           2,449,462   1,846,508   4,786,565   2,919,448



Weighted average shares
 outstanding - basic    7,762,503   7,669,802   7,717,501   7,668,409
Weighted average shares
 outstanding - diluted  7,911,871   7,692,639   7,858,146   7,715,100

Basic net income per
 weighted average
 common share               $0.05       $0.15       $0.11       $0.22
                       =========== =========== =========== ===========
Diluted net income per
 weighted average
 common share               $0.04       $0.15       $0.11       $0.22
                       =========== =========== =========== ===========
Basic FFO per weighted
 average common share       $0.32       $0.24       $0.62       $0.38
                       =========== =========== =========== ===========
Diluted FFO per
 weighted average
 common share               $0.31       $0.24       $0.61       $0.38
                       =========== =========== =========== ===========

    Second quarter highlights:

    -- Acquired two properties with approximately 240,000 square feet for an aggregate purchase price of approximately $22.1 million; and

    -- Borrowed $14.9 million pursuant to a long-term note payable collateralized by security interests in five of its properties, which accrues interest at a rate of 6.58% per year.

    "Our second quarter results were negatively affected by a net unrealized loss from foreign currency transactions of approximately $212,000, or $0.03 per diluted share, resulting in reporting net income of $0.04 per diluted share. Subsequent to quarter end, we sold our two Canadian properties with the gain to be recognized in our third quarter results," said Chip Stelljes, Executive Vice President and Chief Investment Officer. "We believe this property disposition, along with the acquisition of two properties in the second quarter, will benefit our shareholders over the long-term and will result in a stronger and more focused portfolio."

    Subsequent to quarter end, the Company:

    -- Declared monthly cash dividends on common stock of $0.12 per common share for each of the months of July, August and September 2006;

    -- Declared monthly cash dividends on Series A preferred stock of $0.1614583 per share for the months of July, August and September 2006;

    -- Acquired one 12,000 square foot office building for approximately $2.8 million; and

    -- Sold its two Canadian properties for approximately $6.9 million, for a gain of approximately $1.7 million. The Company paid approximately $360,000 in taxes related to the gain on the sale and the mortgages associated with the Canadian properties were assumed by the buyer.

    Also subsequent to June 30, 2006, the Company's Board of Directors approved an offer to the executive officers and directors of the Company and the employees of the Company's external investment adviser, Gladstone Management Corporation, who hold stock options (the "Optionees"), to amend the terms of all outstanding stock options under the Company's 2003 Equity Incentive Plan (the "Options") to accelerate the contractual expiration date of the Options to December 31, 2006. The offer is conditioned upon the acceptance by all of the Optionees, so that if the offer is accepted, 100% of the outstanding Options will be amended to expire on December 31, 2006. The offer to amend the Options is currently scheduled to expire at 5:00 p.m., Eastern Time, on August 31, 2006. If the offer is accepted by 100% of the Optionees, then, effective January 1, 2007, the Company will implement the amended and restated investment advisory agreement with Gladstone Management and the administration agreement with Gladstone Administration, LLC, as approved by the Company's stockholders on May 24, 2006. The Company filed a Schedule TO and related documentation regarding the offer with the Securities and Exchange Commission on July 12, 2006. The Company's Board of Directors also accelerated in full the vesting of all outstanding unvested options effective July 11, 2006.
    The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2006, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC website at www.SEC.gov or our website at www.GladstoneCommercial.com.
    The Company will hold a conference call Wednesday, August 9, 2006 at 9:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.
    The conference call replay will be available two hours after the call and will be available through September 9, 2006. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 210295.
    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.
    For further information, contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.

    NON-GAAP FINANCIAL MEASURES

    Funds from Operations

    The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO, as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
    To learn more about FFO please refer to the Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission today.
    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2005, as filed with the Securities and Exchange Commission on February 28, 2006, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission today. The risk factors set forth in the Form 10-K under the caption "Risk Factors" are specifically incorporated by references into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Gladstone Commercial Corporation
Consolidated Balance Sheets
(unaudited)

                                             June 30,    December 31,
                                               2006           2005
                                           ------------- -------------

ASSETS
Real estate, net of accumulated
 depreciation of $5,722,987 and $3,408,878
 respectively                              $219,373,127  $161,634,761
Lease intangibles, net of accumulated
 amortization of $2,614,455 and
 $1,221,413, respectively                    24,535,650    13,947,484
Real estate and related assets held for
 sale, net                                    5,458,407             -
Mortgage notes receivable                    20,981,073    21,025,815
Cash and cash equivalents                       931,560     1,740,159
Restricted cash                               2,386,510     1,974,436
Funds held in escrow                          1,697,031     1,041,292
Interest receivable - mortgage note              67,140        70,749
Interest receivable - employees                  28,589             -
Deferred rent receivable                      3,111,718     2,590,617
Deferred financing costs, net of
 accumulated amortization of $549,399 and
 $260,099, respectively                       3,037,719     1,811,017
Prepaid expenses                                196,852       385,043
Deposits on real estate                               -       600,000
Accounts receivable                             105,395       225,581
                                           ------------- -------------

TOTAL ASSETS                               $281,910,771  $207,046,954
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                     $118,690,395   $61,558,961
Mortgage notes payable related to assets
 held for sale                                4,797,876             -
Borrowings under line of credit              29,660,000    43,560,000
Deferred rent liability                       5,111,381             -
Asset retirement obligation liability         1,419,559             -
Accounts payable and accrued expenses           437,693       389,792
Accounts payable and other liabilities
 related to assets held for sale                198,381       103,210
Due to adviser                                  177,459       164,155
Rent received in advance, security
 deposits and funds held in escrow            2,897,781     2,322,300
                                           ------------- -------------

Total Liabilities                           163,390,525   108,098,418
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par
 value; $25 liquidation preference;
 1,150,000 shares authorized and 1,000,000
 shares issued and outstanding at June 30,
 2006                                             1,000             -
Common stock, $0.001 par value, 18,850,000
 shares authorized and 7,816,972 and
 7,672,000 shares issued and outstanding,
 respectively                                     7,817         7,672
Additional paid in capital                  131,590,977   105,502,544
Notes receivable - employees                 (2,259,036)     (432,282)
Distributions in excess of accumulated
 earnings                                   (10,820,512)   (6,129,398)
                                           ------------- -------------

Total Stockholders' Equity                  118,520,246    98,948,536
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $281,910,771  $207,046,954
                                           ============= =============


Gladstone Commercial Corporation
Consolidated Statements of Operations
(unaudited)

                       For the three months     For the six months
                               ended                   ended
                        June 30,    June 30,    June 30,     June 30,
                          2006        2005        2006         2005
                      ----------- ----------- ------------ -----------
Operating revenues
  Rental income       $6,027,830  $2,092,231  $10,894,906  $3,795,831
  Interest income from
   mortgage notes
   receivable            558,434     501,645    1,111,346     797,228
  Tenant recovery
   revenue                43,798      37,300       49,420      41,600
                      ----------- ----------- ------------ -----------
        Total
         operating
         revenues      6,630,062   2,631,176   12,055,672   4,634,659
                      ----------- ----------- ------------ -----------

Operating expenses
  Depreciation and
   amortization        2,064,312     664,467    3,863,519   1,169,762
  Management advisory
   fee                   719,392     483,794    1,372,134     955,655
  Professional fees      232,960      11,201      431,418     340,886
  Taxes and licenses      39,069      24,450       89,963     151,396
  Insurance              102,845      67,021      185,842     137,404
  General and
   administrative        306,698      95,411      452,485     229,750
  Asset retirement
   obligation expense     24,940           -       71,641           -
  Stock option
   compensation
   expense                33,602           -       79,818           -
                      ----------- ----------- ------------ -----------
        Total
         operating
         expenses      3,523,818   1,346,344    6,546,820   2,984,853
                      ----------- ----------- ------------ -----------

Other income (expense)
  Interest income from
   temporary
   investments             4,057      13,192       11,431     107,713
  Interest income -
   employee loans         28,589       5,236       34,137       9,921
  Other income            10,400           -       10,400           -
  Interest expense    (2,155,968)   (254,803)  (3,774,536)   (291,022)
                      ----------- ----------- ------------ -----------
        Total other
         expense      (2,112,922)   (236,375)  (3,718,568)   (173,388)
                      ----------- ----------- ------------ -----------

Income from
 continuing operations   993,322   1,048,457    1,790,284   1,476,418
                      ----------- ----------- ------------ -----------

Discontinued
 operations
  Income from
   discontinued
   operations             71,215     103,784      109,253     211,099
  Net realized gain
   (loss) from foreign
   currency
   transactions              167      (2,590)        (649)     (2,937)
  Net unrealized
   (loss) gain from
   foreign currency
   transactions         (211,939)       (120)    (199,323)        135
                      ----------- ----------- ------------ -----------
        Total
         discontinued
         operations     (140,557)    101,074      (90,719)    208,297
                      ----------- ----------- ------------ -----------

Net income               852,765   1,149,531    1,699,565   1,684,715
                      ----------- ----------- ------------ -----------

Dividends attributable
 to preferred stock     (484,375)          -     (828,819)          -
                      ----------- ----------- ------------ -----------

Net income available
 to common
 stockholders           $368,390  $1,149,531     $870,746  $1,684,715
                      =========== =========== ============ ===========

Earnings per weighted
 average common share
 - basic
        Income from
         continuing
         operations
         (net of
         dividends
         attributable
         to preferred
         stock)            $0.07       $0.14        $0.12       $0.19
        Discontinued
         operations        (0.02)       0.01        (0.01)       0.03
                      ----------- ----------- ------------ -----------

        Net income
         available to
         common
         stockholders      $0.05       $0.15        $0.11       $0.22
                      =========== =========== ============ ===========

Earnings per weighted
 average common share
 - diluted
        Income from
         continuing
         operations
         (net of
         dividends
         attributable
         to preferred
         stock)            $0.06       $0.14        $0.12       $0.19
        Discontinued
         operations        (0.02)       0.01        (0.01)       0.03
                      ----------- ----------- ------------ -----------

        Net income
         available to
         common
         stockholders      $0.04       $0.15        $0.11       $0.22
                      =========== =========== ============ ===========

Weighted average
 shares outstanding
        Basic          7,762,503   7,669,802    7,717,501   7,668,409
                      =========== =========== ============ ===========
        Diluted        7,911,871   7,692,639    7,858,146   7,715,100
                      =========== =========== ============ ===========


Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
 (unaudited)

                                             For the six  For the six
                                                months       months
                                              ended June   ended June
                                               30, 2006     30, 2005
                                             ------------ ------------

Cash flows from operating activities:
  Net income                                  $1,699,565   $1,684,715
Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation and amortization, including
     discontinued operations                   3,915,819    1,234,731
    Amortization of deferred financing
     costs, including discontinued
     operations                                  289,300       74,836
    Amortization of deferred rent asset          126,748       93,385
    Amortization of deferred rent liability     (303,478)           -
    Asset retirement obligation expense,
     including discontinued operations            81,573            -
    Stock compensation                            79,818            -
    Unrealized loss (gain) from foreign
     currency transactions                       199,323         (135)
Changes in assets and liabilities:
    Decrease (increase) in mortgage interest
     receivable                                    3,609       (2,824)
    Increase in employee interest receivable     (28,589)        (444)
    Decrease in prepaid expenses                 177,168       69,008
    Decrease in other assets                     120,186       59,515
    Increase in deferred rent receivable        (720,712)    (206,111)
    Increase in accounts payable and accrued
     expenses                                     52,302      112,530
    Increase (decrease) in due to adviser         13,304       (5,060)
    Increase (decrease) in rent received in
     advance and security deposits               725,907     (435,228)
    Payments to lenders for operating
     reserves held in escrow                  (1,452,201)           -
    Increase in operating reserves from
     tenants                                     892,137            -
                                             ------------ ------------
            Net cash provided by operating
             activities                        5,871,779    2,678,918
                                             ------------ ------------

Cash flows from investing activities:
   Real estate investments                   (40,506,626) (41,116,911)
   Issuance of mortgage note receivable                -  (10,000,000)
   Principal repayments on mortgage notes
    receivable                                    44,742       42,856
   Increase in restricted cash                  (412,074)           -
   Receipts from tenants for capital
    reserves                                     435,633            -
   Payments to tenants from capital reserves    (234,518)           -
   Payments to lenders for capital reserves
    held in escrow                              (755,350)           -
   Receipts from lenders for capital
    reserves held in escrow                      308,135            -
   Deposits on future acquisitions              (500,000)    (550,000)
   Deposits applied against real estate
    investments                                1,100,000            -
                                             ------------ ------------
            Net cash used in investing
             activities                      (40,520,058) (51,624,055)
                                             ------------ ------------

Cash flows from financing activities:
  Proceeds from share issuance                25,485,010            -
  Offering costs                              (1,302,004)           -
  Borrowings under mortgage note payable      31,900,000    3,150,000
  Principal repayments on mortgage note
   payable                                      (302,410)     (12,471)
  Borrowings from line of credit              60,000,400   22,010,000
  Repayments on line of credit               (73,900,400)           -
  Principal repayments on employee loans               -       16,211
  Payments for deferred financing costs       (1,650,237)  (1,015,176)
  Dividends paid for common and preferred     (6,390,679)  (4,140,980)
                                             ------------ ------------
            Net cash provided by financing
             activities                       33,839,680   20,007,584
                                             ------------ ------------

Net decrease in cash and cash equivalents       (808,599) (28,937,553)

Cash and cash equivalents, beginning of
 period                                        1,740,159   29,153,987

                                             ------------ ------------
Cash and cash equivalents, end of period        $931,560     $216,434
                                             ============ ============

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation       $1,510,330           $-
                                             ------------ ------------

NON-CASH FINANCING ACTIVITIES

Fixed rate debt assumed in connection with
 acquisitions                                $30,129,654           $-
                                             ------------ ------------

Notes receivable issued in exchange for
 common stock associated with the exercise
 of employee stock options                    $1,826,754      $75,000
                                             ------------ ------------

    CONTACT: Gladstone Commercial Corporation
             Kelly Sargent, 703-287-5835